Exhibit 99.1

Doral Financial Corporation Receives Continued

Listing Standard Notice from the NYSE

SAN JUAN, Puerto Rico – December 16, 2011 – Doral Financial Corporation (NYSE: DRL) ( “Doral Financial”), the holding company of Doral Bank, with operations in Puerto Rico and the U.S., announced today that on December 14, 2011, it received notice from the New York Stock Exchange, Inc. (“NYSE”) that Doral Financial is no longer in compliance with the NYSE’s continued listing standards because the average per share closing price of Doral Financial’s common stock for the 30 trading period ending on December 12, 2011 has fallen below the NYSE’s share price requirements. The NYSE requires the average closing share price of a listed company’s common stock to be at least $1.00 per share over any consecutive 30 trading-day period.

Subject to the NYSE’s rules, Doral Financial has six months from the date of its receipt of the NYSE notice to regain compliance with the minimum share price rule. Doral Financial can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period Doral Financial’s shares of common stock have a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or on the last day of the cure period.

Doral Financial will notify the NYSE the steps it will take to cure this deficiency within the prescribed timeframe. Until then, Doral Financial’s shares of common stock will continue to be listed and traded on the NYSE, subject to compliance with other NYSE continued listing standards. Doral Financial is currently in compliance with all other NYSE continued listing standards. The NYSE notification does not affect Doral Financial’s business operations or its Securities and Exchange Commission (“SEC”) reporting requirements.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of, and subject to the protections of, the Private Securities Litigation Reform Act of 1995. In addition, Doral Financial Corporation may make forward-looking statements in other press releases, filings with the SEC or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to Doral Financial Corporation’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings, regulatory matters and new accounting standards and guidance on Doral Financial Corporation’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent Doral Financial Corporation’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “target,” “goal,” and similar expressions and future or conditional verbs such as “would,” “should,” “could,” “might,” “can,” or “may” or similar expressions.

Doral Financial Corporation cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial Corporation’s current expectations of future conditions or results and are not guarantees of future performance. Doral Financial Corporation does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond Doral Financial Corporation’s control. Risk factors and uncertainties that could cause Doral Financial Corporation’s actual results to differ materially from those described in forward-looking statements can be found in Doral Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 which is available on Doral Financial Corporation’s website at www.doralfinancial.com, as updated from time to time in Doral Financial Corporation’s periodic and other reports filed with the SEC.

Institutional Background

Doral Financial Corporation is a bank holding company engaged in banking, mortgage banking and insurance agency activities through its wholly-owned subsidiaries, Doral Bank (“Doral Bank PR”), Doral Insurance Agency, Inc., and Doral Properties, Inc. Doral Bank PR operates in Puerto Rico, the New York metropolitan area and the northwest region of Florida. Doral Bank PR also operates Doral Mortgage LLC (“Doral Mortgage”), Doral Money, Inc. (“Doral Money”), three wholly-owned subsidiaries, that engage in commercial and middle market lending primarily in the New York metropolitan area, and CB, LLC, an entity formed to dispose of a real estate project of which Doral Bank PR took possession during 2005. Doral Money consolidates two variable interest entities created for the purpose of entering into a collateralized loan arrangement with a third party. Effective on October 1, 2011, Doral Bank, FSB was merged with and into Doral Bank PR.

Doral Financial Corporation’s common stock trades on the New York Stock Exchange under the symbol DRL. Additional information about Doral Financial Corporation may be found on Doral Financial Corporation’s website at www.doralfinancial.com.

For more information contact:

Investor Relations:

Christopher Poulton, EVP

christopher.poulton@doralfinancial.com

212-329-3794

Media:

Lucienne Gigante

SVP Public Relations & Community

Lucienne.Gigante@doralbank.com

787-474-6298